SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2006

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor New York, New York 10022-4624

42, rue Saint-Dominique, Paris, France 75007

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2006, the Compensation Committee of the Board of Directors of Schlumberger Limited (the “Company”) approved the following annual salaries for 2006, cash bonuses (to be paid in 2006 for performance in 2005) and option grants for each of the Company’s named executive officers:

Name and Position	Annual Salary for 2006	Cash Bonus for 2005	Number of Shares Subject to Options
A. Gould (1) Chairman and Chief Executive Officer	$2,500,000	$2,175,000	400,000
C. Sbiti (2) Executive Vice President	€600,000	€725,000	130,000
J.-M. Perraud Executive Vice President and Chief Financial Officer	$600,000	$882,000	40,000
Dalton Boutte Executive Vice President	£285,000	£313,500	70,000
Satish Pai Vice President Oilfield Technologies	€440,000	€486,200	40,000

(1)	Mr. Gould’s salary for 2006 has been increased from $1,500,000 in 2005.
(2)	Mr. Sbiti’s salary for 2006 has been increased from €500,000 in 2005.

The options have an exercise price of $108.47 per share (the fair market value of the Company’s common stock on the date of grant) and expire on the tenth anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: January 24, 2006